Bow River Capital Evergreen Fund

This Subscription Booklet is utilized for the private offering of shares of beneficial interest (the “Shares”) in Bow River Capital Evergreen Fund (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Rule 501 under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

For more information, please call us toll-free at: 1.888.330.3350.

Please return all pages of the subscription document, including terms and conditions, via fax to the number below.

Fax Number: 816.860.3140

Overnight address:

Bow River Capital Evergreen Fund

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Bow River Capital Evergreen Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: 101000695

Account Number: 9872325591

Account Name: Bow River Capital Evergreen Fund Class I

FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for in (i) this Subscription Agreement, (ii)the Fund’s Prospectus and Statement of Additional Information (the “SAI”), (iii) the Amended and Restated Agreement and Declaration of Trust (the Agreement and Declaration of Trust, together with this Subscription Agreement, the Prospectus and SAI, ,the “Fund Documents”) and (iv)the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the terms of the Fund Documents, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Documents. I understand that liquidity is generally only available through a hybrid repurchase mechanism, where under normal circumstances, the Fund intends to provide a limited degree of liquidity to common shareholders by conducting semi-annual repurchase offers, as well as discretionary repurchase offers. The frequency and amount of such discretionary repurchase offers will be made at the discretion of the Fund’s board of trustees. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely and that Shares are speculative and illiquid securities involving substantial risk of loss.

E I understand that the Fund Documents are not an offer to sell Shares and are not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Documents and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

H

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Bow River Capital (the “Investment Manager”) and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)   I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2)    No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section I are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager may, in its sole discretion and notwithstanding anything to the contrary in the Fund Documents, as each may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

L The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Bow River Capital Evergreen Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[  ] Initial Investment     [  ] Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section B or C, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[  ] Individual

[  ] Joint*

[  ] Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[  ] Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ] Statutory Trust	[ ] Partnership
[ ] C-Corporation	[ ] Government
[ ] S-Corporation
[ ] Other Entity:

[  ]   LLC Classified for tax purposes by one of the following:

[  ]  Partnership

[  ]  S-Corporation

[  ]  C-Corporation

Check if appropriate: [  ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:_____________________________

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

(Section C continued)

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

[  ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[  ]Additional Address or

[  ]Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $1,000,000; subsequent investment minimum is $25,000.

The Fund, in its sole discretion, may accept investments below the minimum. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $50,000 and incremental contributions are not less than $25,000.

[  ]Purchase by check: make check payable to Bow River Capital Evergreen Fund Class I

[  ]Purchase by wire (wire instructions are on cover page)

$ ______________________________ subscription amount

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [  ] Checking Account or [  ] Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

[  ] Send all distributions via WIRE to the Custodian listed in Section 4.

[  ] Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be FIFO (first in, first out).

[ ]	FIFO (first in, first out)	[ ]	LIFO (last in, first out)
[ ]	LOFO (lowest in, first out)	[ ]	Average Cost
[ ]	HIFO (highest in, first out)	[ ]	Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of accredited client listed below.

The subscriber is:	[ ]	(write corresponding letter(s) in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of U.S. $1.0 million. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability;

B.	A natural person who had an individual gross income in excess of U.S. $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two most recent years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in the current year;

C.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

●	a corporation;

●	a partnership;

●	a Massachusetts or similar business trust; OR

●	an organization described in Section 501(c)(3) of the Internal Revenue Code

D.	An entity who is any of the following:

●	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares;

●	a bank, as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, acting in its individual or fiduciary capacity;

●	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

●	an insurance company, as defined in Section 2(a)(13) of the Securities Act;

●	an investment company registered under the Investment Company Act of 1940 (the “1940 Act”), as amended;

●	a business development company as defined in Section 2(a)(48) of the 1940 Act;

●	a private business development company as defined in Section 202(a)(22) of the Advisers Act;

●	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

●	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

●	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

●	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors.”

●	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

E.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Risks

●	Shares are not listed on any securities exchange and it is not anticipated that a secondary market for Shares will develop.

●	You should generally not expect to be able to sell your Shares (other than through the repurchase process), regardless of how the Fund performs.

●	Although the Fund is required to implement a Share repurchase program, the Fund’s hybrid repurchase mechanism provides that only a limited number of Shares will be eligible for repurchase by the Fund.

●	If you are permitted to sell your Shares to a third party rather than through the repurchase process, you may receive less than your purchase price.

●	Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Agreement and Declaration of Trust. Although the Fund may offer to repurchase Shares from time to time, Shares will not be repurchased by the Fund at a Common Shareholder’s option nor will they be exchangeable for Shares or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. Due to these restrictions, an investor should consider an investment in common shares to be illiquid.

●	Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

●	Common Shareholders will pay offering and organizational expenses and will have to receive a total return at least in excess of those expenses to receive an actual return on any investment.

●	Any interest accrued by borrowing in anticipation of share repurchases or tender offers or accumulation of cash in anticipation of repurchases will reduce the Fund’s net income; any expense of which will be indirectly borne by the holders of the Fund’s common shares.

●	As a result of the selling commissions and dealer manager fees you pay and the offering expenses incurred, Shares are subject to immediate dilution upon purchase. In addition, because Shares are continuously offered, you may experience additional dilution in the net asset value of your Shares.

●	The Fund will use direct investments, secondary purchases of interests, private fund commitments, and short-term investments to achieve its investment objective. The Fund may also, at times, be a “fund of funds”, in that a substantial portion of its assets may be invested in closed-end private funds and in other registered investment companies, including exchange-traded funds.

●	You should invest in the Fund only if you can sustain a complete loss of investment.

●	The Fund has no operating history and Shares have no history of public trading.

●	The Fund may seek to enhance returns through the use of leverage. The Fund intends to use borrowings, including loans from certain financial institutions, to leverage its portfolio, in an aggregate amount of up to 33 1/3% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such borrowings) immediately after such borrowings. Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal. All leverage expenses of the Fund will be borne solely by holders of the Fund’s Common Shares.

Risks associated with the Fund’s distribution sources.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as offering proceeds, borrowings, amounts from the Fund’s affiliates that are subject to repayment by investors, and return of capital (i.e. generally the return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities, made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the adviser). When distributions are paid from these sources, the amount of capital available to the Fund for purposes of investment may be reduced.

●	Fees and expenses, including any future reimbursement of waived fees and expenses for which the adviser is eligible, will reduce any distributions a Common Shareholder would otherwise receive.

12.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below: (please check all three boxes)

[  ] I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

[  ] I authorize Bow River Capital Evergreen Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Bow River Capital Evergreen Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[  ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)